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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

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                             FORM 8-K

                          Current Report

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  June 11, 1998



                    MBLA FINANCIAL CORPORATION
      (Exact Name of Registrant as specified in its Charter)


      Delaware                0-21482                   43-1637679
   (State or other         (SEC File No.)             (IRS Employer or
     Jurisdiction                                     Identification No.)
   of Incorporation)


    101 Vine Street, Macon, Missouri                      63552
 (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code:  (660) 385-2122


                             NOT APPLICABLE
   (Former name or former address, if changed since last Report)

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                    MBLA FINANCIAL CORPORATION
               INFORMATION TO BE INCLUDED IN REPORT



Item 5.   Other Information
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          On June 11, 1998, the Registrant issued the press release attached hereto as Exhibit 21 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

          Exhibit 21 -- Press Release dated June 11, 1998.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   MBLA FINANCIAL CORPORATION
                                   --------------------------
                                           (Registrant)


                                   By:/s/John T. Neer
                                      -------------------------------------
                                      John T. Neer
                                      President and Chief Executive Officer



Dated: June 15, 1998


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FOR IMMEDIATE RELEASE
---------------------

FOR ADDITIONAL
INFORMATION, CONTACT:                   John T. Neer
                                        President and CEO
                                        MBLA Financial Corporation
                                        Telephone (660) 385-2122


                   MBLA FINANCIAL CORPORATION
                      INCREASES PAYMENT OF
                          CASH DIVIDEND

     Macon, Missouri, June 11, 1998 -- The Board of Directors of MBLA Financial Corporation, Inc., today announced a semi-annual cash dividend for the period ending June 30, 1998, of $ .30 (thirty cents) per share to stockholders of record on June 22, 1998. This dividend represents an increase of $0.10 per share or a 50% increase over the previous dividend paid to shareholders. Payment of the cash dividend will be made on July 2, 1998.

     The Common Stock of MBLA Financial Corporation, Inc. is listed on the NASDAQ National Market under the symbol "MBLF".

     MBLA Financial Corporation, Inc. acquired all of the outstanding capital stock of Macon Building & Loan Association upon its conversion from a federally chartered mutual savings and loan association. Macon Building & Loan Association, F.A. is headquartered in Macon, Missouri with a branch office in Moberly.


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